Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement on Form S-8 (Registration No. 333-208053) of Community Trust Bancorp, Inc. of our report dated June 28, 2024, relating to the financial statements and supplemental schedule of the Community Trust Bancorp, Inc. Savings Plan, which appear in this Annual Report on Form 11-K of the Community Trust Bancorp, Inc. Savings Plan for the year ended December 31, 2023.
/s/ Forvis Mazars, LLP
Louisville, Kentucky
June 27, 2024